AMENDMENT TO

SECOND AMENDED AND RESTATED DISTRIBUTION CONTRACT

AMENDMENT dated February 8, 2023 to the Second Amended and Restated Distribution Contract (the “Contract”) entered into on February 14, 2017 by and between PIMCO Funds (the “Trust”) and PIMCO Investments LLC (the “Distributor”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Contract and amendment described herein.

WHEREAS, the Distributor serves as the distributor of shares of the Trust pursuant to the Contract; and

WHEREAS, the Trust hereby adopts the Contract with respect to the PIMCO Total Return Fund V and the Distributor hereby acknowledges that the Contract shall pertain to the PIMCO Total Return Fund V; and

WHEREAS, the parties agree to amend the Contract to add the PIMCO Total Return Fund V, remove Class T shares and make other ministerial edits.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract pursuant to the terms thereof, as follows:

I.     Description of the Trust and Classes of Shares

Section 1 of the Contract is deleted and replaced with the following:

Description of Trust and Classes of Shares. The Trust is an open-end investment company consisting of both publicly offered investment portfolios (each a “Fund” and collectively, the “Funds”) and privately offered investment portfolios (each a “Portfolio,” and collectively, the “Portfolios”), as listed on Schedule A hereto. Additional investment portfolios may be established in the future. This Contract shall pertain to all Funds and Portfolios listed on Schedule A (attached hereto), as amended from time to time, and to such additional investment portfolios as shall be designated in Supplements to this Contract, as further agreed between the Trust and the Distributor. A separate series of shares of beneficial interest in the Trust is offered to investors with respect to each Fund and Portfolio, and each Fund currently offers its shares with respect to up to nine classes: Class A shares, Class C shares, Class C-2 shares, Class M shares, Class R shares, Institutional Class shares, I-2 shares, I-3 shares and Administrative Class shares. The Trust engages in the business of investing and reinvesting the assets of the Funds and Portfolios in the manner and in accordance with the investment objectives and restrictions specified in the Trust’s currently effective Prospectus or Prospectuses (including any summary prospectus(es)) and/or Offering Memoranda, and Statement(s) of Additional Information and/or Offering Memoranda Supplement(s), (together, the “Prospectus”) relating to Class A, Class C, Class C-2, Class M, Class R, Institutional Class, I-2, I-3 and Administrative Class shares of the Funds and the shares of the Portfolios, included in the Trust’s Registration Statement, as amended from time to time (the “Registration

Statement”), as filed by the Trust under the Investment Company Act of 1940, as amended (together with the rules and regulations thereunder, the “1940 Act”) and the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “1933 Act”), as applicable. Copies of the documents referred to in the preceding sentence have been furnished to the Distributor. Any amendments to those documents shall be furnished to the Distributor promptly. The Trust has adopted separate Distribution and Servicing Plans pursuant to Rule 12b-1 under the 1940 Act with respect to each of the Class A shares (“Class A Plan”), Class C shares (“Class C Plan”), Class C-2 shares (“Class C-2 Plan”), Class R shares (“Class R Plan”) and Administrative Class shares (“Administrative Class Plan,” and together with the Class A Plan, Class C Plan, Class C-2 Plan and Class R Plan, the “Plans”).

II.   Sale of Shares to Distributor and Sales by Distributor

Section 3, paragraph 1 of the Contract is deleted and replaced with the following:

The Distributor will have the right, as agent, to sell shares of each Class of each Fund directly to the public against orders therefor at the applicable public offering price as described below in the case of Class A shares , and at net asset value in the case of Class C shares, Class C-2 shares, Class M shares, Class R shares, Institutional Class shares, I-2 shares, I-3 shares and Administrative Class shares. For such purposes, the Distributor will have the right to purchase shares at net asset value. The Distributor will also have the right, as agent, to sell shares of a Fund indirectly to the public through broker-dealers who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and who are acting as introducing brokers pursuant to clearing agreements with the Distributor (“introducing brokers”), to broker-dealers which are members of FINRA and who have entered into selling agreements with the Distributor (“participating brokers”) or through other financial intermediaries, in each case against orders therefor. The price for introducing brokers, participating brokers and other financial intermediaries shall be, in the case of Class A shares , the applicable public offering price less a concession to be determined by the Distributor, which concession will not exceed the amount of the sales charge or underwriting discount, if any, described below and, in the case of Class C shares, Class C-2 shares, Class M shares, Class R shares, Institutional Class shares, I-2 shares, I-3 shares and Administrative Class shares, net asset value.

Section 3, paragraphs 4 and 5 are deleted and replaced with the following:

The public offering price of Class A shares shall be the net asset value of such shares, plus any applicable sales charge as set forth in the Prospectus. In no event will any applicable sales charge or underwriting discount exceed the limitations on permissible sales loads imposed by Section 22(b) of the 1940 Act and Rule 2341(d) of the FINRA Conduct Rules as may be amended from time to time.

On every sale, the Trust shall receive the net asset value of the shares. The net asset value of shares shall be determined in the manner provided in the Declaration of Trust and By-laws of the Trust as then amended. In the case of Class A shares, the Distributor may retain so much of any sales charge or underwriting discount as is not allowed by the

Distributor as a concession to dealers, and such sales charge or underwriting discount shall be in addition to the fee paid to the Distributor in respect of Class A shares as described in Section 5 hereof.

III.  Fees

Section 5, paragraph 1 of the Contract is deleted and replaced with the following:

For its services as servicing agent of a Fund’s Class A shareholders and Class A shareholder accounts, the Trust shall pay the Distributor on behalf of the Funds a servicing fee at the annual rate of 0.25% of the Fund’s average daily net assets (except that certain Funds may pay a servicing fee at a lower annual rate, as stated in the Prospectus from time to time) attributable to its Class A shares upon the terms and conditions set forth in the relevant Distribution and Servicing Plan, as amended from time to time, and may retain so much of any sales charge or underwriting discount as is not allowed by the Distributor as a concession to dealers, and shall receive any contingent deferred sales charge for Class A shares as provided in Section 8 hereof. The respective distribution and servicing fees shall be accrued daily and paid monthly to the Distributor as soon as practicable after the end of the calendar month in which they accrue, but in any event within 5 business days following the last calendar day of each month.

IV.  Expenses

Section 14(d) of the Contract is deleted and replaced with the following:

(d) The Trust shall pay or cause to be paid all expenses incurred in connection with: (i) the preparation, printing and distribution to shareholders of the Prospectus and reports and other communications to existing shareholders; (ii) future registrations of shares under the 1933 Act, as applicable, and the 1940 Act; (iii) amendments of the Registration Statement subsequent to the initial public offering of shares; (iv) qualification of shares for sale in jurisdictions designated by the Distributor, including under the securities or so-called “Blue Sky” laws of any State; (v) qualification of the Trust as a dealer or broker under the laws of jurisdictions designated by the Distributor; (vi) qualification of the Trust as a foreign corporation authorized to do business in any jurisdiction if the Distributor determines that such qualification is necessary or desirable for the purpose of facilitating sales of shares; (vii) maintaining facilities for the issue and transfer of shares; (viii) supplying information, prices and other data to be furnished by the Trust under this Contract; (ix) any expenses assumed by the Trust with regard to Class A shares of each Fund pursuant to the Class A Plan; (x) any expenses assumed by the Trust with regard to Class C shares of each Fund pursuant to the Class C Plan; (xi) any expenses assumed by the Trust with regard to Class C-2 shares of each Fund pursuant to the Class C-2 Plan; (xii) any expenses assumed by the Trust with regard to Class R shares of each Fund pursuant to the Class R Plan; and (xiii) any expenses assumed by the Trust with regard to Administrative Class shares of each Fund pursuant to the Administrative Class Plan. The Trust may enter into arrangements with affiliates of the Trust, or other parties, providing for the payment by such affiliates, or other parties, of some or all of these expenses.

VI. Schedule A

The Trust and the Distributor hereby agree to amend the Contract to make certain changes to Schedule A. Accordingly, the current Schedule A is replaced with the new Schedule A attached hereto.

VII. Other

Except as expressly provided herein, the Contract shall remain in full force and effect in accordance with its terms.

The parties represent and warrant that all of the representations, warranties and undertakings made in the Contract continue to be true as of the date of this Amendment and will continue in full force and effect until further notice.

The Declaration of Trust establishing the Trust, as amended and restated effective November 4, 2014, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name “PIMCO Funds” refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

VIII. Term

This Amendment and the Contract shall become effective with respect to the PIMCO Total Return Fund V on February 8, 2023 and shall continue in effect for a period not to exceed two years from the effective date of this Amendment and shall continue thereafter on an annual basis with respect to the PIMCO Total Return Fund V only so long as such continuance is specifically approved at least annually by (a) the Trust’s Board of Trustees or, with respect to the PIMCO Total Return Fund V , by the vote of a majority of the outstanding voting securities of the PIMCO Total Return Fund V , as applicable (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), and (b) by the vote, cast in accordance with the provisions of the 1940 Act and the rules and any applicable Securities and Exchange Commission guidance or relief thereunder at a meeting called for the purpose, of a majority of the Trust’s Trustees who are not parties to this Contract or “interested persons” (as defined in the 1940 Act) of any such party. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Contract may, in any event, be terminated at any time without the payment of any penalty, by PIMCO Total Return Fund V or the Distributor upon not more than 60 days’ and not less than 30 days’ written notice to the other party.

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

PIMCO FUNDS

By: /s/ Eric Johnson
Name:	Eric Johnson
Title:	President

PIMCO INVESTMENTS LLC

By: /s/ Eric Sutherland
Title:	Eric Sutherland
Title:	President

SCHEDULE A

Second Amended and Restated Distribution Contract

between PIMCO Funds and

PIMCO Investments LLC

February 8, 2023

This contract relates to the following Funds and Portfolios:

Funds:

PIMCO All Asset All Authority Fund

PIMCO All Asset Fund

PIMCO California Intermediate Municipal Bond Fund

PIMCO California Municipal Bond Fund

PIMCO California Municipal Intermediate Value Fund

PIMCO California Municipal Opportunistic Value Fund

PIMCO California Short Duration Municipal Income Fund

PIMCO Climate Bond Fund

PIMCO CommoditiesPLUS® Strategy Fund

PIMCO CommodityRealReturn Strategy Fund®

PIMCO Credit Opportunities Bond Fund

PIMCO Diversified Income Fund

PIMCO Dynamic Bond Fund

PIMCO Emerging Markets Local Currency and Bond Fund

PIMCO Emerging Markets Bond Fund

PIMCO Emerging Markets Corporate Bond Fund

PIMCO Emerging Markets Currency and Short-Term Investments Fund

PIMCO Emerging Markets Full Spectrum Bond Fund

PIMCO ESG Income Fund

PIMCO Extended Duration Fund

PIMCO Global Advantage Strategy Bond Fund

PIMCO Global Bond Opportunities Fund (U.S. Dollar-Hedged)

PIMCO Global Bond Opportunities Fund (Unhedged)

PIMCO Global Core Asset Allocation Fund

PIMCO GNMA and Government Securities Fund

PIMCO Government Money Market Fund

PIMCO High Yield Fund

PIMCO High Yield Municipal Bond Fund

PIMCO High Yield Spectrum Fund

PIMCO Income Fund

PIMCO Inflation Response Multi-Asset Fund

PIMCO International Bond Fund (U.S. Dollar-Hedged)

PIMCO International Bond Fund (Unhedged)

PIMCO Investment Grade Credit Bond Fund

PIMCO Long Duration Total Return Fund

PIMCO Long-Term Credit Bond Fund

PIMCO Long-Term Real Return Fund

PIMCO Long-Term U.S. Government Fund

PIMCO Low Duration Credit Fund

PIMCO Low Duration ESG Fund

PIMCO Low Duration Fund

PIMCO Low Duration Fund II

PIMCO Low Duration Income Fund

PIMCO Moderate Duration Fund

PIMCO Mortgage Opportunities and Bond Fund

PIMCO Mortgage-Backed Securities Fund

PIMCO Municipal Bond Fund

PIMCO National Intermediate Municipal Bond Fund

PIMCO National Municipal Intermediate Value Fund

PIMCO National Municipal Opportunistic Value Fund

PIMCO New York Municipal Bond Fund

PIMCO Preferred and Capital Securities Fund

PIMCO RAE Fundamental Advantage PLUS Fund

PIMCO RAE PLUS EMG Fund

PIMCO RAE PLUS Fund

PIMCO RAE PLUS International Fund

PIMCO RAE PLUS Small Fund

PIMCO RAE Worldwide Long/Short PLUS Fund

PIMCO Real Return Fund

PIMCO RealEstateRealReturn Strategy Fund

PIMCO Short Asset Investment Fund

PIMCO Short Duration Municipal Income Fund

PIMCO Short-Term Fund

PIMCO StocksPLUS® Absolute Return Fund

PIMCO StocksPLUS® Fund

PIMCO StocksPLUS® International Fund (U.S. Dollar-Hedged)

PIMCO StocksPLUS® International Fund (Unhedged)

PIMCO StocksPLUS® Long Duration Fund

PIMCO StocksPLUS® Short Fund

PIMCO StocksPLUS® Small Fund

PIMCO Strategic Bond Fund

PIMCO Total Return ESG Fund

PIMCO Total Return Fund

PIMCO Total Return Fund II

PIMCO Total Return Fund IV

PIMCO Total Return Fund V

PIMCO TRENDS Managed Futures Strategy Fund

Portfolios:

PIMCO ABS and Short-Term Investments Portfolio

PIMCO All Asset: Multi-RAE PLUS Fund

PIMCO All Authority: Multi-RAE PLUS Fund

PIMCO All Asset: Multi-Real Fund

PIMCO All Asset: Multi-Short PLUS Fund

PIMCO EM Bond and Short-Term Investments Portfolio

PIMCO High Yield and Short-Term Investments Portfolio

PIMCO International Portfolio

PIMCO Investment Grade Credit Bond Portfolio

PIMCO Long Duration Credit Bond Portfolio

PIMCO Low Duration Portfolio

PIMCO Moderate Duration Portfolio

PIMCO Mortgage and Short-Term Investments Portfolio

PIMCO Municipal Portfolio

PIMCO Real Return Portfolio

PIMCO Sector Fund Series – AH

PIMCO Sector Fund Series – AI

PIMCO Sector Fund Series – AM

PIMCO Sector Fund Series – BC

PIMCO Sector Fund Series – BL

PIMCO Sector Fund Series – EE

PIMCO Sector Fund Series – H

PIMCO Sector Fund Series – I

PIMCO Short Asset Portfolio

PIMCO Short-Term Floating NAV Portfolio II

PIMCO Short-Term Floating NAV Portfolio III

PIMCO Short-Term Portfolio

PIMCO U.S. Government and Short-Term Investments Portfolio